                                                               Sub-Item 77Q1(e)

                                AMENDMENT NO. 1
                                      TO
                    MASTER INTERGROUP SUB-ADVISORY CONTRACT

   This Amendment dated as of December 3, 2012, amends the Master Intergroup Sub-Advisory Contract (the "Contract"), dated August 27, 2012 by and among Invesco Advisers, Inc. (the "Adviser"), on behalf of Invesco Van Kampen Municipal Opportunity Trust, and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

   WHEREAS, the Trust desires to amend the Agreement to change the name of the Trust from Invesco Van Kampen Municipal Opportunity Trust to Invesco Municipal Opportunity Trust;

   IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                          INVESCO ADVISERS, INC.

                                          Adviser

                                          BY:     /s/ John M. Zerr
                                                  -----------------------------
                                          NAME:   John M. Zerr
                                          TITLE:  Senior Vice President

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
INVESCO ASSET MANAGEMENT DEUTSCHLAND              INVESCO ASSET MANAGEMENT LIMITED
GMBH

Sub-Adviser                                       Sub-Adviser

By:     /s/Alexander Lehmann  /s/ C. Puschmann    By:     /s/ M. McLoughlin
        ---------------------------------------           --------------------------------
Name:   Alexander Lehmann    C. Puschmann         Name:   M. McLoughlin
Title:  Managing Director    Managing Director    Title:  Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED          INVESCO AUSTRALIA LIMITED

Sub-Adviser                                       Sub-Adviser

By:     /s/ Masakazu Hasegawa                     By:     /s/ Nick Burrell
        ---------------------------------------           --------------------------------
Name:   Masakazu Hasegawa                         Name:   Nick Burrell
Title:  Managing Director                         Title:  Company Secretary

INVESCO HONG KONG LIMITED                         INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser                                       Sub-Adviser

By:     /s/ Fanny Lee   /s/ Gracie Liu            By:     /s/ Jeffrey H. Kupor
        ---------------------------------------           --------------------------------
Name:   Fanny Lee      Gracie Liu                 Name:   Jeffrey H. Kupor
Title:  Director       Director                   Title:  Secretary & General Counsel

INVESCO CANADA LTD.

Sub-Adviser

By:     /s/ Harsh Damani   /s/ Jamie Kingston
        ---------------------------------------
Name:   Harsh Damani      Jamie Kingston
Title:  SVP Fund Admin    SVP Product

                                   EXHIBIT A

                           ADDRESSES OF SUB-ADVISERS
                           -------------------------

Invesco Asset Management Deutschland GmbH
An der Welle 5, 1st Floor
Frankfurt, Germany 60322

Invesco Asset Management Limited
30 Finsbury Square
London, United Kingdom
EC2A 1AG
ENGLAND

Invesco Asset Management (Japan) Limited
14th Floor, Roppongi Hills Mori Tower,
10-1, Roppongi 6-chome, Minato-ku,
Tokyo, Japan 106-6114

Invesco Australia Limited
333 Collins Street, Level 26
Melbourne Victoria 3000, Australia

Invesco Hong Kong Limited
41/F Citibank Tower
3 Garden Road, Central
Hong Kong

Invesco Senior Secured Management, Inc.
1166 Avenue of the Americas, 27th Floor
New York, NY 10036
USA

Invesco Canada Ltd.
5140 Yonge Street
Suite 900
Toronto, ON, M2N 6X7